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White & Case                    Tel + 44 (0)20 7532 1000
5 Old Broad Street              Fax + 44 (0)20 7532 1001
London EC2N 1DW                 www.whitecase.com
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FFB:KFC                                                            July 13, 2006

Deutsche Bank Trust Company Americas,
as Depositary under the Deposit Agreement referred to below
60 Wall Street
New York, NY 10005
United States

Ladies and Gentlemen:

     We refer to the Registration Statement on Form F-6 dated July 13, 2006 (the "Registration Statement") relating to American Depositary Shares (as defined in the Deposit Agreement) evidenced by American Depositary Receipts (as defined in the Deposit Agreement), each American Depositary Receipt representing one share of Infosys Technologies Limited, a corporation organized under the laws of the Republic of India. Terms used herein and not defined herein shall have the meanings assigned to them in the Form of Amended and Restated Deposit Agreement appearing as Exhibit (a)(1) to the Registration Statement as amended by Amendment No. 1 to Deposit Agreement appearing as Exhibit (a)(2) to the Registration Statement (the "Deposit Agreement").

     In rendering the opinions set forth herein, we have assumed that (i) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, (ii) the relevant Deposited Securities will have been duly deposited with a Custodian under and in accordance with all applicable laws and regulations, (iii) that the choice of New York law contained in the Deposit Agreement is legal and valid under the laws of India and (iv) that insofar as any obligation under the Deposit Agreement is to be performed in, or by a party organized under the laws of, any jurisdiction outside of the United States of America, its performance will not be illegal or ineffective in any jurisdiction by virtue of the law of that jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that the American Depositary Shares covered by the Registration Statement, when evidenced by Receipts that are duly executed and delivered by the Depositary and issued in accordance with the terms of the Deposit Agreement, will be validly issued and will entitle the registered holders thereof to the rights specified in the Deposit Agreement and those Receipts.

     The foregoing opinion is limited to the laws of the State of New York and we express no opinion as to the laws of any other jurisdiction.

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Deutsche Bank Trust Company Americas                       [LOGO OF WHITE&CASE]
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FEB:KFC                                                            July 13, 2006

     We hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement. In giving such consent, we do not admit hereby that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended.

                                                           Very truly yours,


                                                           /s/ White & Case

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